ITOR'S REPORT



To the Partners
Colonial Village Roseville
(A California Limited Partnership)
Roseville, California




I have audited the accompanying balance sheets of Colonial Village Roseville (A California Limited Partnership), as of December 31, 2002 and 2001, and the related statements of income, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colonial Village Roseville (A California Limited Partnership) as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



                                                   /s/ Bernard E. Rea, CPA



Stockton, California
February 6, 2003

                                 C O N T E N T S




                                                                           Page

INDEPENDENT AUDITOR'S REPORT ON
     THE FINANCIAL STATEMENTS................................................  1


FINANCIAL STATEMENTS

     Balance sheets..........................................................2-3
     Statements of income....................................................4-7
     Statements of changes in partners' equity................................ 8
     Statements of cash flows.............................................. 9-10
     Notes to financial statements.........................................11-14

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 2002 and 2001




                   ASSETS                                               2002             2001
                                                                     -----------      -----------

CURRENT ASSETS
     Cash                                                            $    10,583      $   150,390
     Rents receivable                                                        - -              - -
     Other receivables                                                       - -              - -
     Prepaid expense                                                       4,117            3,250
                   Total current assets                              -----------      -----------
                                                                     $    14,700      $   153,640
                                                                     -----------      -----------


RESTRICTED DEPOSITS AND FUNDED RESERVES
     Tenants' security deposits                                      $    28,235      $    27,413
     Replacement reserve escrow                                          127,477          112,611
                                                                     -----------      -----------
                                                                     $   155,712      $   140,024
                                                                     -----------      -----------


PROPERTY AND EQUIPMENT, AT COST
     Land                                                            $   315,303      $   315,303
     Building                                                          4,808,665        4,808,665
     Equipment                                                           177,478          175,386
                                                                     -----------      -----------
                                                                     $ 5,301,446      $ 5,299,354
     Less accumulated depreciation                                     1,550,785        1,366,364
                                                                     -----------      -----------
                                                                     $ 3,750,661      $ 3,932,990
                                                                     -----------      -----------

OTHER ASSETS
     Deferred charges, less accumulated
         amortization of $39,301 and $34,088                         $    94,121      $    99,334
                                                                     -----------      -----------
                                                                     $    94,121      $    99,334
                                                                     -----------      -----------




                                                                     $ 4,015,194      $ 4,325,988
                                                                     ===========      ===========











See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 2002 and 2001




                   LIABILITIES AND PARTNERS' EQUITY                     2002             2001
                                                                     -----------      ------------

CURRENT LIABILITIES
     Current maturities of long-term debt                            $    34,583      $    32,038
     Accounts payable                                                     13,535            7,803
     Accounts payable - general partner                                    8,230            7,737
     Accrued expense                                                         800              800
     Developer fees payable                                               96,303           27,500
     Advances from general partner, without
         interest, due date, or collateral                                   - -              - -
     Accrued interest                                                        - -              - -
                                                                     -----------      ------------
                   Total current liabilities                         $   153,451      $    75,878
                                                                     -----------      ------------


DEPOSIT AND PREPAYMENT LIABILITIES
     Tenants' security deposits                                      $    26,300      $    27,054
     Prepaid rents                                                           - -              - -
                                                                     -----------      ------------
                                                                     $    26,300      $    27,054
                                                                     -----------      ------------


LONG-TERM DEBT
     Mortgage payable, less current maturities
                                                                     $ 1,977,036      $ 2,011,619
     Developer fees payable                                                  - -          287,553
                                                                     -----------      ------------
                                                                     $ 1,977,036      $ 2,299,172
                                                                     -----------      ------------
COMMITMENT


PARTNERS' EQUITY                                                     $ 1,858,407      $ 1,923,884
                                                                     -----------      ------------




                                                                     $ 4,015,194      $ 4,325,988
                                                                     ===========      ============










See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                              STATEMENTS OF INCOME
                     Years Ended December 31, 2002 and 2001




                                                                        2002             2001
                                                                     -----------      ----------

RENTAL INCOME
     Apartments                                                      $   462,853      $ 450,465
     Tenant assistance payments                                              - -            - -
     Furniture and equipment                                                 - -            - -
     Commercial                                                              - -            - -
     Parking spaces                                                          - -            - -
     Subsidy income                                                          - -            - -
     Miscellaneous                                                           - -            - -
                                                                     -----------      ----------
             Net rental revenue                                      $   462,853      $ 450,465



FINANCIAL REVENUE
     Interest Income - project operations                            $     2,862      $   4,541
     Income from investments - replacement reserve                         3,689          3,905
     Income from investments - operating reserve                             385          4,028
     Income from investments - miscellaneous                                - -             - -
         Sub-total financial revenue                                 -----------      ----------
                                                                     $     6,936      $  12,474
                                                                     -----------      ----------


OTHER REVENUE
     Laundry and vending                                             $     6,953      $   6,848
     NSF and late charges                                                    925          1,511
     Damage and cleaning fees                                              7,180          5,463
     Forfeited tenant security deposits                                      - -            - -
     Other revenue                                                         2,082          1,654
         Sub-total other revenue                                     -----------      ----------
                                                                     $    17,140      $  15,476
                                                                     -----------      ----------


                    Total revenues                                   $   486,929      $ 478,415
                                                                     ===========      ==========







See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2002 and 2001




                                                                        2002             2001
                                                                     -----------      ----------
OPERATING EXPENSES

     Renting expenses
         Advertising                                                 $       - -      $     - -
         Miscellaneous renting expenses                                      836            550
             Sub-total renting expenses                              -----------      ----------
                                                                     $       836      $     550
                                                                     -----------      ----------

     Administrative expenses
         Office salaries                                             $       - -      $     - -
         Office supplies                                                   1,753          1,743
         Office rent                                                         - -            - -
         Management fee                                                   32,256         24,192
         Manager's salary                                                 19,332         23,647
         Manager rent free unit                                           10,159          9,792
         Legal expense                                                       844            - -
         Audit expense                                                     4,900          4,900
         Bookkeeping / accounting services                                   - -            - -
         Telephone and answering service                                   1,534          1,401
         Bad debts                                                         2,936          2,207
         Miscellaneous administrative expenses                             9,326          8,702
             Sub-total administrative expenses                       -----------      ----------
                                                                     $    83,040      $  76,584


     Utilities expense
         Fuel oil / coal                                             $       - -      $     - -
         Electricity                                                       5,905          4,468
         Water                                                             3,509          3,052
         Gas                                                               2,418          3,806
         Sewer                                                             6,609          5,390
             Sub-total utilities expense                             -----------      ----------
                                                                     $    18,441      $  16,716
                                                                     ===========      ==========
















See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2002 and 2001




                                                                        2002             2001
                                                                     -----------      ----------

     Operating and maintenance expense
         Janitor and cleaning payroll                                $     4,552      $   7,025
         Janitor and cleaning supplies                                     1,863            934
         Janitor and cleaning contract                                     1,865          1,665
         Exterminating payroll / contract                                    849            867
         Exterminating supplies                                              - -            - -
         Garbage and trash removal                                         8,309          7,031
         Security payroll / contract                                         - -            - -
         Grounds payroll                                                     - -            - -
         Grounds supplies                                                     50            224
         Grounds contract                                                  7,469          7,395
         Repairs payroll                                                  24,544         18,980
         Repairs material                                                  3,583          3,258
         Repairs contract                                                 12,183          6,395
         Elevator maintenance / contract                                     - -            - -
         Heating / cooling repairs and maintenance                           - -            - -
         Swim pool maintenance / contract                                    - -            - -
         Snow removal                                                        - -            - -
         Decorating payroll / contract                                     2,535            859
         Decorating supplies                                               2,860          1,220
         Vehicle and maintenance equipment o & r                             - -            - -
         Miscellaneous operating and maint. expenses                       3,019          1,665
                                                                     -----------      ----------
             Sub-total operating & maint. expense                    $    73,681      $  57,518


     Taxes and insurance
         Real estate taxes                                           $        64      $     313
         Payroll taxes                                                     3,891          4,616
         Miscellaneous taxes, licenses, and permits                          800            800
         Property and liability insurance                                  5,660          4,374
         Fidelity bond insurance                                             - -            - -
         Workman's compensation                                            4,951          3,524
         Health insurance and other employee benefits                      7,270          6,688
         Other insurance                                                     - -            - -
                                                                     -----------      ----------
             Sub-total taxes & insurance                             $    22,636      $  20,315
                                                                     -----------      ----------


                    Total operating expenses                         $   198,634      $ 171,683
                                                                     ===========      ==========









See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2002 and 2001




                                                                        2002             2001
                                                                     -----------       ----------

OTHER EXPENSES
     Interest expense - mortgage                                     $  155,638        $ 157,997
     Interest expense - notes                                               - -              - -
     Miscellaneous financial expense                                        - -              - -
     Depreciation and amortization                                      189,634          198,075
     Non project expenses                                                   - -              - -
         Sub-total other expenses                                    -----------       ----------
                                                                     $  345,272        $ 356,072
                                                                     -----------       ----------
                    Total expenses                                   $  543,906        $ 527,755
                                                                     -----------       ----------

                    Net income (loss)                                $  (56,977)       $ (49,340)
                                                                     ===========       ==========


































See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                         STATEMENTS OF PARTNERS' EQUITY
                     Years Ended December 31, 2002 and 2001



                                                                                   General                     Limited
                                                         Total                     Partner                     Partner
                                                     ------------               --------------               --------------

Partners' equity
     December 31, 2000                              $  1,990,224                $     45,343                 $ 1,944,881

Partners' capital
     contributions                                           - -                         - -                         - -

Partners' capital
     distributions                                       (17,000)                        - -                     (17,000)

Net income (loss)                                        (49,340)                       (493)                    (48,847)
                                                     ------------               --------------               --------------
Partners' equity
     December 31, 2001                               $ 1,923,884                $     44,850                 $ 1,879,034

Partners' capital
     contributions                                           - -                         - -                         - -

Partners' capital
     distributions                                        (8,500)                        - -                      (8,500)

Net income (loss)                                        (56,977)                       (570)                    (56,407)
                                                     ------------               --------------               --------------
Partners' equity
     December 31, 2002                               $ 1,858,407                $     44,280                 $ 1,814,127
                                                     ============               ==============               ==============


Percentage at
     December 31, 2002                                       100%                          1%                         99%
                                                     =============              ==============               ==============


















See Notes to Financial Statements.

                       (A California Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2002 and 2001




                                                                        2002             2001
                                                                     -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                               $  (56,977)       $  (49,340)
     Adjustments to reconcile net income
      (loss) to net cash provided by
       (used in) operating activities:
         Depreciation and amortization                                  189,634           198,075
         Change in assets and liabilities:
          Decrease (increase) in:
             Prepaid expenses                                              (867)             (482)
             Tenants' security deposits                                    (822)           (1,721)
             Rents receivable                                               - -               - -
             Other receivables                                              - -               - -
          Increase (decrease) in:
             Accounts payable                                             5,732             4,539
             Accounts payable - general partner                             493            (2,031)
             Accrued expenses                                               - -               - -
             Accrued interest                                               - -               - -
             Prepaid rents                                                  - -               - -
             Tenants' security deposits                                    (754)              890
                                                                     -----------       -----------
                 Net cash provided by (used in)
                      operating activities                           $  136,439        $  149,930
                                                                     -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Funding of replacement reserve escrow                           $  (14,866)       $  (14,714)
     Withdrawals from replacement reserve escrow                                              - -                         - -
     Acquisition of property and equipment                               (2,092)              - -
             Net cash provided by (used in)                          -----------       -----------
                     investing activities                            $  (16,958)       $  (14,714)
                                                                     -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Partner contributions                                           $      - -        $      - -
     Partner distributions                                               (8,500)          (17,000)
     Advances from general partner                                          - -               - -
     Payment of development fees payable                               (218,750)          (66,500)
     Principal payments on long-term debt                               (32,038)          (29,680)
                 Net cash provided by (used in)                      -----------       -----------
                     financing activities                            $ (259,288)       $ (113,180)

                                                                     ===========       ===========








See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     Years Ended December 31, 2002 and 2001




                                                                        2002             2001
                                                                     -----------       ----------

                 Increase (decrease) in cash and
                     cash equivalents                                $ (139,807)       $  22,036

Cash and cash equivalents
     Beginning                                                          150,390          128,354
                                                                     -----------       ----------
     Ending                                                          $   10,583        $ 150,390
                                                                     ===========       ----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION
         Cash paid during the year for interest                      $  155,638        $ 157,997
                                                                     ===========       ==========


































See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS




NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          A  summary  of  the  Partnership's   significant  accounting  policies
          consistently applied in the preparation of the accompanying financial statements follows.

          Capitalization and Depreciation
          -------------------------------

          Land, buildings and improvements are recorded at cost. Depreciation of buildings and equipment is computed principally using the Modified Accelerated Cost Recovery System which approximates straight-line for buildings and double-declining balance for equipment over the following estimated useful lives:
                                                                        Years
                                                                        -----

                    Buildings                                            27.5
                    Equipment                                               7

          Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

          Cash and cash equivalents
          -------------------------

          For purposes of reporting the statements of cash flows, the Partnership includes all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents on the accompanying balance sheet.

          Amortization
          ------------

          Deferred charges are amortized over the following estimated useful lives using the straight-line method:


                                                                        Years
                                                                        -----

                    Deferred debt expense                                  30
                    Tax credit monitoring fee                              15

          Income Taxes
          ------------

          No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

                          NOTES TO FINANCIAL STATEMENTS




Note 1 -  Summary of Significant Accounting Policies (continued)

          Estimates
          ---------

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These assumptions affect the reported amounts of assets, liabilities and the amount of any contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates made.

          Personal Assets and Liabilities
          -------------------------------

          In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Partnership, nor any provision for income tax expense.


NOTE 2 -  ORGANIZATION

          Colonial Village Roseville is a California Limited Partnership which was formed in April 1993, to develop, construct, own, maintain and operate a 56-unit multi-family apartment complex and is located in the city of Roseville, California. The Partnership Agreement and the loan agreement with the California Community Reinvestment Corporation
          (CCRC), a California nonprofit public benefit corporation governs the major activities of the Partnership. Under the agreements, the Partnership is required to provide low cost housing to very low-income or lower-income households.

          The Partnership has one general partners, Project Go Inc., a 501(c)(3) tax exempt, non-profit community service organization and one investing limited partner, WNC Housing Tax Credits III, L.P., a
          California limited partnership. Partnership transactions with the partners are described in other notes to these financial statements.


NOTE 3 -  Deferred charges

          Deferred charges as of December 31, 2002 and 2001, consists of the following:


                                                     2002             2001
                                               ---------------   ---------------

          Deferred debt expense                $       110,462   $       110,462
          Tax credit monitoring fee                     22,960            22,960
                                               ---------------   ---------------
                                               $       133,422   $       133,422
                Less accumulated amortization           39,301            34,088
                                               ---------------   ---------------

                                               $        94,121   $        99,334
                                               ===============   ===============

                          NOTES TO FINANCIAL STATEMENTS



Note 4 -  Restricted deposits and Funded reserves

          In accordance with the Partnership Agreement and the Rider to Multifamily Instrument with CCRC, the Partnership is required to maintain a replacement reserve account. The replacement reserve account is to be funded annually in the amount of $16,800.


Note 5 -  Long-Term Debt

          Long-Term debt consisted of a permanent loan with CCRC in face amount of$2,200,000.

          Under the terms of the 30-year Promissory Note with CCRC, the loan provides for an initial interest rate of 7.67% and monthly payments of $15,639.62 commencing on September 1, 1995, and continuing through August 2025. The interest rate and monthly payment will be adjusted at year eleven (11) and year twenty-one (21), at which time the interest rate will be adjusted based on the Current Index plus 2.75% and the payment will be adjusted and determined by the amount of the monthly payment that would be sufficient to repay the note within 360 months of the initial payment date. As Of December 31, 2002, the current interest rate, and minimum monthly payment due is 7.67% and $15,639.62, respectively.

          The apartment complex is pledged as collateral for the mortgage and is secured by deeds of trust, assignment of rents, security agreements and fixture filings against the property.

          Aggregate maturities of Long-term debt for the next five years are as follows:

                  December 31,      2003                           $      34,583
                                    2004                                  37,331
                                    2005                                  40,297
                                    2006                                  43,499
                                    2007                                  46,657
                                 Thereafter                            1,812,017
                                                                   -------------
                                    TOTAL                          $   2,014,384
                                                                   =============

NOTE 6 -  TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

          Developer Fees
          --------------

          In accordance with the Partnership Agreement, the Partnership agreed to pay the general partner a development fee of $648,000 for services rendered to the Partnership for overseeing the development and construction of the project. However, during 1995, $3,526, of this amount was waived by the general partner in accordance with the limitations imposed by the California Tax Credit Allocation Committee.

          Payment of the development fee is to be paid from future operational cash flows.

          The developer fee has been capitalized into the basis of the building.

          Management Fee
          --------------

          In accordance with the Management Agreement, the Partnership paid Project Go, Inc., the general partner, a management fee during 2002 in the amount of $32,256, for services rendered in connection with the leasing and operation of the project. The fee for its services is approximately 7% of the project's rental income.

                          NOTES TO FINANCIAL STATEMENTS




Note 7 -  Commitment

          The Partnership entered into a Regulatory Agreement with the Tax Credit Allocation Committee (TCAC), established under Section 50185 of the Health and Safety Code of the State of California. Under this Agreement, the Partnership shall maintain the project as a Qualified Low-income Housing Project for a period of 55 consecutive taxable years beginning with 1995, the first taxable year of the Credit Period. In exchange for this agreement, TCAC has authorized an allocation relating to the low-income housing credit under the provisions of Section 42 of the Internal Revenue Code.


Note 8 -  Current VULNERABILITY due to certain concentrations

          The Partnership's sole asset is Colonial Village Roseville Apartments. The Partnership's operations are concentrated in the multifamily real estate market.